SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):     April 29, 2019

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    EnPro Industries, Inc. (the "Company") held its 2019 annual meeting of shareholders on April 29, 2019.

(b)    The following sets forth the voting results on each of the matters voted upon at the annual meeting:

Proposal 1.    Election of Directors.

Each of the following individuals was elected as a director at the annual meeting.

Nominee	No. of Votes “For”	No. of Votes “Withheld”
Thomas M. Botts	18,603,179	223,977
Felix M. Brueck	18,740,130	87,026
B. Bernard Burns, Jr.	18,737,140	90,016
Diane C. Creel	18,734,375	92,781
Adele M. Gulfo	18,747,995	79,161
David L. Hauser	18,665,631	161,525
John Humphrey	18,738,011	89,145
Stephen E. Macadam	18,512,917	314,239
Kees van der Graaf	18,683,649	143,507
Marvin A. Riley	18,500,686	326,470

There were 836,017 broker non-votes on the proposal for the election of directors.

Proposal 2.    Adoption of a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the annual meeting.

No. of Votes “For”	No. of Votes “Against”	No. of Abstentions	No. of Broker Non-votes
18,273,290	508,537	45,329	836,017

Proposal 3.    Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2019.

No. of Votes “For”	No. of Votes “Against”	No. of Abstentions	No. of Broker Non-votes
19,451,304	181,316	30,553	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 30, 2019

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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